UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 2, 2006

WENDY'S INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-08116	31-0785108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4288 West Dublin-Granville Road, Dublin, Ohio		43017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-764-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2006, the Compensation Committee (the "Committee") of the Company’s Board of Directors took the following actions with respect to the incentive compensation programs applicable to executive officers of the Company.

The Company has two bonus plans which apply to executive officers, the Senior Executive Annual Performance Plan (the "Senior Executive Plan") and the Executive Annual Performance Plan (the "Executive Plan"). The Committee designated John T. Schuessler, Chairman of the Board, Chief Executive Officer and President, and Kerrii B. Anderson, Executive Vice President and Chief Financial Officer, as participants in the Senior Executive Plan for fiscal 2006. In addition, the Committee determined that the incentive award opportunities to those participants under the Senior Executive Plan will be based on the extent to which the Company meets or exceeds specified net income goals for fiscal 2006, and that the actual performance would be determined by disregarding the impact of (i) costs incurred in connection with the initial public offering and any spin-off or other disposition of Tim Hortons Inc., including costs related to additional employees hired by Tim Hortons Inc. or its subsidiaries as a result of its becoming a separate reporting company, (ii) interest costs or other expense incurred by Tim Hortons Inc. related to revolving credit and other debt financing arrangements entered into by Tim Hortons Inc. in 2006, (iii) the sale of equity of Tim Hortons Inc. in the initial public offering (which will decrease the Company’s reported earnings attributable to earnings of Tims Hortons Inc.), (iv) the Tim Hortons Inc. initial public offering and any spin-off or other disposition of Tim Hortons Inc. on the Company’s 2006 income tax expense, (v) costs (including charges) incurred in connection with the sale or other disposition of one or more business units of the Company, (vi) severance costs or other charges incurred in connection with the Company’s initiative to reduce its overhead as part of an organizational restructuring of the Company, and related costs of outside consultants and advisors, or (vii) new accounting standards or interpretations issued in 2006. In addition, the actual performance will be adjusted to add the budgeted consolidated earnings of Tim Hortons Inc. and any other business unit sold or otherwise disposed of to the earnings results of the Company for any period in 2006 for which the earnings results of Tim Hortons Inc. and any other business unit sold or otherwise disposed of are not included in the consolidated earnings results of the Company.

Under the Executive Plan, the Committee establishes performance objectives and Mr. Schuessler determines the participants, the individual award opportunities for those participants, and the allocation of performance objectives between overall corporate results and business unit results in consultation with the Committee. The Committee determined that the incentive award opportunities to participants under the Executive Plan will be based on the extent to which the Company meets or exceeds specified net income goals for fiscal 2006, subject to the same adjustments as described above for the Senior Executive Plan. Each of the Company’s executive officers, other than Mr. Schuessler and Mrs. Anderson, will be participants under the Executive Plan for fiscal 2006. For certain executive officers, part of the incentive award opportunity will also be based on the extent to which the Wendy’s North America income goal for the year is met or exceeded, subject to the same adjustments.

Item 7.01 Regulation FD Disclosure.

On February 6, 2006, the Company issued a press release announcing its plan to drive sales, improve restaurant profit margins and reduce costs over the next three years, its financial goals for 2006 and other information. The press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99 - Press release issued by the Company dated February 6, 2006.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY'S INTERNATIONAL, INC.

February 6, 2006	By:	Kerrii B. Anderson

Name: Kerrii B. Anderson
Title: Executive Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99	Press release issued by the Company dated February 6, 2006